EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statement pertaining to the Harris Corporation Retirement Plan of our report dated December 3, 2007 with respect to the financial statements and supplemental schedule of Harris Corporation Retirement Plan included in this Annual Report (Form 11-K) for the year ended June 29, 2007.
Form S-8     No. 333-75114     Harris Corporation Retirement Plan
/s/ Ernst & Young LLP
Certified Public Accountants
Jacksonville, Florida

December 3, 2007